UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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BCB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

March 30, 2012

Dear Fellow Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of BCB Bancorp, Inc. The annual meeting will be held at The Knights of Columbus, 669 Avenue C, Bayonne, New Jersey 07002, at 10:00 a.m., Eastern Time, on April 26, 2012.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of BCB Bancorp, Inc. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that shareholders may have.

The annual meeting is being held so that shareholders may vote upon the following matters: (i) the election of five directors, (ii) the ratification of the appointment of the independent registered public accounting firm for the year ending December 31, 2012, (iii) an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement; and (iv) an advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation.

The Board of Directors has determined that approval of the matters to be considered at the annual meeting is in the best interests of shareholders. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” the matters (i) through (iii) above to be considered and for one year frequency with respect to matter (iv) above.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card in the postage-paid envelope as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Sincerely,

/s/ Mark D. Hogan

Mark D. Hogan

Chairman of the Board

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 26, 2012

Notice is hereby given that the Annual Meeting of Shareholders of BCB Bancorp, Inc., will be held at The Knights of Columbus, 669 Avenue C, Bayonne, New Jersey 07002, on April 26, 2012 at 10:00 a.m., eastern time.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is being held so that shareholders may vote on the following matters:

1.	The election of five directors;
2.	The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2012;
3.	An advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement;
4.	An advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation; and

such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 1, 2012, are the shareholders entitled to vote at the annual meeting or any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED ANY TIME PRIOR TO THE ANNUAL MEETING. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN NOTICE OF REVOCATION, SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORDHOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

Our proxy statement, annual report to shareholders on Form 10-K and proxy card are available on www.bcbbancorp.com. If you need directions to attend the Annual Meeting and to vote in person, please call us at (201) 823-0700.

By Order of the Board of Directors

/s/ Mark D. Hogan Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey
March 30, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

BCB Bancorp, Inc.

104-110 Avenue C

Bayonne, New Jersey 07002

(201) 823-0700

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 26, 2012

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. to be used at the Annual Meeting of Shareholders, which will be held at The Knights of Columbus, 669 Avenue C, Bayonne, New Jersey 07002, on April 26, 2012, at 10:00 a.m., eastern time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 30, 2012.

At the annual meeting shareholders will vote on the election of five directors, the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2012, the consideration of an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement, the consideration of an advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation and such other matters as may properly come before the annual meeting or any adjournments thereof.

REVOCATION OF PROXIES

Shareholders who complete proxies retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and any adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly completed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting, and “ONE YEAR” with respect to the advisory proposal on the frequency of the shareholders’ vote on executive compensation.

Proxies may be revoked by sending written notice of revocation to our Corporate Secretary at the address shown above, the submission of a later dated proxy or by voting in person at the annual meeting. The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

If your shares of common stock are held in “street name” by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted at the annual meeting. If you wish to change your voting instructions after you have returned your voting instructions to your broker, bank or other nominee you must contact your broker, bank or other nominee. If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a legal proxy in your name from the broker, bank or other nominee who holds your shares.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock as of the close of business on March 1, 2012, our record date, are entitled to one vote for each share then held. As of the record date, we had 10,823,087 shares of common stock issued. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

Persons and groups who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. Based upon a review of beneficial ownership filings required to be filed by the SEC, we are not aware of any person who owns in excess of 5% of our common stock

In accordance with New Jersey law, a list of shareholders entitled to vote at the annual meeting shall be made available at the annual meeting.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed, or “FOR ALL EXCEPT” nominees who are identified on the proxy card. Under New Jersey law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of our independent registered public accounting firm, by checking the appropriate box a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. Under our Certificate of Incorporation and Bylaws, of the affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN” is required for approval of this proposal.

As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on BCB Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, BCB Bancorp, Inc. or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation, a shareholder may select that shareholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by BCB Bancorp, Inc.’s shareholders. Even though this vote will neither be binding on BCB Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, BCB Bancorp, Inc. or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

The Board of Directors will designate an inspector of elections.

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Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of our common stock be represented by proxy or present in person at the annual meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING AND “ONE YEAR” WITH RESPECT TO THE ADVISORY PROPOSAL ON THE FREQUENCY OF THE SHAREHOLDERS’ VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL I - ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 13 members and is divided into three classes, with one class of directors elected each year. Our directors will generally be elected to serve for a three-year period and until their respective successors have been elected and qualified. Five directors will be elected at the annual meeting. The Board of Directors has nominated Thomas Coughlin, Joseph Lyga, Alexander Pasiechnik, Spencer B. Robbins and Gary S. Stetz for election as directors at the annual meeting. Each nominee of the Board of Directors has consented to being named in this Proxy Statement.

The table below sets forth certain information, as of March 1, 2012, regarding the composition of our Board of Directors, including the terms of office of Board members, and information regarding our executive officers and the executive officers of BCB Community Bank (formerly Bayonne Community Bank), our principal operating subsidiary. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected. None of the shares beneficially owned by directors, executive officers or nominees to the Board of Directors have been pledged as security or collateral for any loans.

Name	Position(s) Held With the Company or the Bank	Age At Record Date	Director Since(1)	Current Term Expires	Shares Beneficially Owned(2)		Percent of Class(2)

NOMINEES

Thomas Coughlin	Chief Operating Officer	52	2002	2012	166,474	(5)	1.56%
Joseph Lyga	Director	52	2000	2012	97,650	(3)	0.90
Alexander Pasiechnik	Director	50	2000	2012	108,271	(4)	1.00
Spencer B. Robbins	Director	59	2011	2012	13,250	(6)	0.12
Gary S. Stetz	Director	49	2011	2012	32,011	(7)	0.30

CONTINUING DIRECTORS

Judith Q. Bielan	Director	47	2000	2013	110,489	(8)	1.02
James E. Collins	Director	62	2003	2013	170,622	(9)	1.57
Mark D. Hogan	Chairman of the Board	46	2000	2013	231,618	(10)	2.14
Kenneth D. Walter	Chief Financial Officer and Director	48	2010	2013	76,257	(11)	0.70
Robert Ballance	Director	53	2000	2014	114,473	(12)	1.05
Joseph J. Brogan	Vice Chairman of the Board	73	2000	2014	343,451	(13)	3.17
Robert Hughes	Director	73	2010	2014	51,686	(14)	0.48
Donald Mindiak	President, Chief Executive Officer and Director	53	2000	2014	163,666	(15)	1.51

EXECUTIVE OFFICER WHO IS NOT A DIRECTOR

Amer Saleem	Senior Lending Officer	57	N/A	N/A	9,884	(16)	0.09
All directors and executive officers as a group (14 persons)	N/A	N/A	N/A	N/A	1,689,802		15.3	5%

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(1)	Includes service as a director of BCB Community Bank. Messrs. Robbins and Stetz were appointed to the board of directors of BCB Bancorp, Inc. and BCB Community Bank on October 14, 2011.
(2)	Includes shares underlying options that are exercisable within 60 days from the record date.
(3)	Mr. Lyga has sole voting and dispositive power over 77,736 shares, shared voting and dispositive power over 1,040 shares with his spouse and shared voting and dispositive power over 379 shares with his child. Includes 18,495 shares underlying options exercisable within 60 days from the record date.
(4)	Mr. Pasiechnik has sole voting and dispositive power over 96,865 shares. Includes 11,406 shares underlying options exercisable within 60 days from the record date.
(5)	Mr. Coughlin has sole voting and dispositive power over 144,960 shares. Includes 21,514 shares underlying options exercisable within 60 days from the record date.
(6)	Mr. Robbins has sole voting and dispositive power over 13,250 shares.
(7)	Mr. Stetz has sole voting and dispositive power over 32,011 shares.
(8)	Ms. Bielan has sole voting and dispositive power over 72,953 shares, shared voting and dispositive power over 6,297 shares with her spouse and shared voting and dispositive power over 3,447 shares with her children. Includes 27,792 shares underlying options exercisable within 60 days from the record date.
(9)	Mr. Collins has sole voting and dispositive power over 155,444 shares, shared voting and dispositive power over 851 shares with his spouse and shared voting and dispositive power over 2,921 shares with his children. Includes 11,406 shares underlying options exercisable within 60 days from the record date.
(10)	Mr. Hogan has sole voting and dispositive power over 205,415 shares, shared voting and dispositive power over 24,215 shares with his spouse and shared voting and dispositive power over 1,988 shares with his children. Includes no shares underlying options exercisable within 60 days from the record date.
(11)	Mr. Walter has sole voting and dispositive power over 63,257 shares. Includes 13,000 shares underlying options exercisable within 60 days from the record date.
(12)	Mr. Ballance has sole voting and dispositive power over 80,954 shares, shared voting and dispositive power over 953 shares with his spouse and shared voting and dispositive power over 2,494 shares with his children. Includes 30,072 shares underlying options exercisable within 60 days from the record date.
(13)	Mr. Brogan has sole voting and dispositive power over 191,511 shares, shared voting and dispositive power over 38,871 shares with his spouse and shared voting and dispositive power over 104,477 shares with his grandchildren. Includes 8,592 shares underlying options exercisable within 60 days from the record date.
(14)	Mr. Hughes has sole voting and dispositive power over 34,486 shares and shared voting dispositive power over 17,200 shares with his spouse. Includes no shares underlying options exercisable within 60 days from the record date. Mr. Hughes was appointed to the board of directors of BCB Bancorp, Inc. and BCB Community Bank on July 6, 2010.
(15)	Mr. Mindiak has sole voting and dispositive power over 121,525 shares, shared voting and dispositive power over 3,250 shares with his spouse and shared voting and dispositive power over 3,122 shares with his children. Includes 35,769 shares underlying options exercisable within 60 days from the record date.
(16)	Mr. Saleem has sole voting and dispositive power over 5,165 shares. Includes 4,719 shares underlying options exercisable within 60 days from the record date.

Biographical Information Regarding Directors, Executive Officers and Nominees

Set forth below is biographical information regarding our directors and executive officers. For the individuals named below, all are directors of BCB Bancorp, Inc., the Parent Company of their wholly owned subsidiary, BCB Community Bank. Unless otherwise noted, each director has held the indicated position for at least 10 years.

Directors

Robert Ballance, 53, recently retired as a Battalion Chief with the Bayonne Fire Department and is the owner of Bob’s Carpet located in Bayonne. Mr. Ballance was a director of the Bayonne Fire Exempt Association; has previously served as the Treasurer of the Bayonne Fire Department Local #11; and is a member of the Bayonne Elks B.P.O.E. Additionally, from 1997 to 2001, Mr. Ballance was a director of the Bayonne Federal Credit Union and has operated a flooring business for over 25 years. Mr. Ballance’s experience as a businessman, civil servant and former director of a financial institution support his appointment as a member of the Board of Directors. Mr. Ballance attended Saint Vincent DePaul Grammar School and Marist High School in Bayonne.

Judith Q. Bielan, Esq., 47, is an attorney practicing law for 20 years. Ms. Bielan currently owns her own law firm, Bielan, Miklos, Makrogiannis, P.C., which she formed in 1996. Ms. Bielan was a partner with Cavanaugh and Bielan, P.C. from 1993 to 1996, and associated with the firm of Schumann, Hanlon, O’Connor and McCrossin from 1989 to 1993. She has represented various banking clients in commercial and residential real estate closings, work-out negotiations, merger agreements and general research relating to banking law. In her present firm she continues to handle all aspects of real estate closings, foreclosures, contract disputes and estate matters. In the management of her own firm, Ms. Bielan is also experienced in the areas of marketing, budgeting, public relations, collections and employment issues. Ms. Bielan’s legal expertise in the area of banking law, and her service to the Bayonne community as an attorney led to her appointment as a member of the Board of Directors. She is a member of the New York and New Jersey State Bars as well as the Past President of the Hudson County Bar Association. Ms. Bielan serves on the Hudson County Bar Association’s Family Law Committee and serves as a Vice Chair on the Board of Trustees of Holy Family Academy of Bayonne. In addition, she holds degrees from Montclair State College and Seton Hall Law School.

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Joseph J. Brogan, 73, has over 45 years of experience in the insurance industry and is the founder of Brogan Insurance Agency located in Bayonne. His extensive experience as an insurance industry professional and real estate/market investor led to his appointment to serve as a member of the Board of Directors. Mr. Brogan is the former head of the State Farm Agents Association and is a current member of the Knights of Columbus and the Fraternal Order of Elks. Mr. Brogan attended Saint Aloysius Grammar School, Jersey City, and Seton Hall Preparatory School, has received a B.S. from Saint Peter’s College and attended graduate school at Fordham and New Jersey City University.

James E. Collins, 63, retired in 2010 as Senior Lending Officer of BCB Community Bank, and had worked in the banking industry since 1972. He is the former Vice President of Lending at First Savings Bank of New Jersey and served as that bank’s Community Reinvestment Officer and as a member of the Budget, Asset and Liability, Asset Classification and Loan Committees. In addition, Mr. Collins has served as Treasurer of the Bayonne Chamber of Commerce, as the past President of Ireland’s 32 and as citywide director for Bayonne’s C.Y.O. Sports Programs. Currently, Mr. Collins serves as a Trustee for the Bayonne Education Foundation and is currently a member of the Directorate of Marist High School in Bayonne. Mr. Collins attended St. Mary’s, Our Lady Star of the Sea Elementary School and Marist High School, received a B.S. from St. Peter’s College and attended graduate school at the Institute for Financial Education. Mr. Collins is a certified Real Estate Appraiser and a member of the Review Appraisers Association.

Thomas M. Coughlin, 52, is Chief Operating Officer of BCB Bancorp, Inc. and BCB Community Bank, and has been employed in the banking industry for 23 years. He was previously Chief Financial Officer of BCB Bancorp, Inc. and BCB Community Bank. Mr. Coughlin was formerly Vice President of Chatham Savings Bank and, prior to that, Controller and Corporate Secretary of First Savings Bank of New Jersey. While at First Savings Bank of New Jersey, Mr. Coughlin served in various capacities on several executive managerial committees, including, but not limited to, the Budget, Asset/Liability and Loan Review Committees. Mr. Coughlin, who received his CPA designation in 1982, is the past President of the American Heart Association and has served as Trustee of D.A.R.E. and the Bayonne P.A.L. Mr. Coughlin attended Saint Vincent DePaul Grammar School and Bayonne High School, and received a B.S. degree from Saint Peter’s College.

Mark D. Hogan, C.P.A., 46, is a sole practitioner with an office located in Bayonne. In addition, Mr. Hogan is a registered representative providing financial planning for his clientele. Mr. Hogan has achieved the following licenses and designations: NASD Series 7, 24 and 63, New Jersey Life and Health Insurance broker, New Jersey Property and Casualty Insurance broker. Mr. Hogan qualifies as an “audit committee financial expert” under the rules and regulations of the SEC, and therefore is well-qualified to serve as our Chairman of the Board of Directors. Mr. Hogan attended Saint Peter’s Preparatory School and received a B.S. degree in Finance from Pace University.

Robert Hughes, 73, is retired. Most recently, Mr. Hughes served as a consultant to Pamrapo Savings Bank from 2005 to 2010. Prior to his consulting engagement, Mr. Hughes served as a Vice President for Pamrapo Savings Bank from 1990 through 2005. Mr. Hughes served as the President & Chief Executive Officer of Metropolitan Federal Savings and Loan Association from 1980 to 1990, and prior to his service there he was a Partner for the accounting firm Stephen P. Radics & Co., supervising audits of various thrift clients. Mr. Hughes achieved his CPA License in 1964 and is a graduate of Pace College, (now Pace University) with a BBA in accounting.

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Joseph Lyga, 52, has served on the Bayonne Fire Department since 1985, having achieved the rank of Battalion Chief. In addition, Mr. Lyga has been a self-employed contractor for the last 24 years in the area of systems design. In this capacity he has served BCB Bancorp, Inc., in conjunction with other technical advisors, to strengthen our firewall security for our computer systems in an effort to preserve and protect the integrity of our financial records. Mr. Lyga’s dedicated service to the Bayonne community led to his appointment to serve as a member of the Board of Directors. Mr. Lyga has served as President and Secretary/State Delegate of the Bayonne Fire Department Local #211 and has served as President, Vice President, Secretary and Treasurer of the Bayonne Fire Department Local #11. Mr. Lyga is also a member of the Sicilian Citizens Club. Mr. Lyga attended Saint Mary’s, Our Lady Star of the Sea Elementary School, Marist High School, New Jersey City University and the Chubb Institute where he studied computer programming and network design.

Donald Mindiak, 53, has been employed in the banking industry for over 30 years and has been President and Chief Executive Officer of BCB Community Bank since October 1999 and BCB Bancorp, Inc. since May 2003. From May 2007 until July 2010 Mr. Mindiak also served as Chief Financial Officer of BCB Bancorp, Inc. and BCB Community Bank. Before joining BCB Community Bank, he was employed by Summit Bank as a Manager of Strategic Planning and Support. Prior to his employment at Summit Bank, Mr. Mindiak was employed at First Savings Bank of New Jersey in Bayonne. During his tenure at First Savings Bank of New Jersey, he served as Treasurer and prior to that position as Controller. Mr. Mindiak served as an active member of the Asset/Liability, Budget, Investment and Rate Setting Committees while at First Savings Bank of New Jersey and was the former Chairman of the Asset Classification Committee. Mr. Mindiak served as a member of the Board of Governors of the NJ Bankers Association as well as the past President of the Community Bankers Association of New Jersey. Mr. Mindiak received a B.A. degree in Chemistry from Rutgers, Newark College of Arts and Sciences and an MBA in Finance from Fairleigh Dickinson University.

Alexander Pasiechnik, 50, is President and Chief Executive Officer of Victoria T.V. Sales and Appliances. Victoria T.V. Sales and Appliances is a family run business that has been operating successfully in the community of Bayonne for 50 years. Mr. Pasiechnik is also an accomplished real estate investor who owns and operates various commercial and investment real estate facilities. He is also an active member of the Bayonne Chapter of UNICO National. Mr. Pasiechnik’s financial acumen that was developed while serving as a senior executive of a successful company led to his appointment to serve as a member of the Board of Directors. Mr. Pasiechnik was born in Bayonne and attended Saint Mary’s, Our Lady Star of the Sea Elementary School, Marist High School, and Saint Peter’s College.

Kenneth D. Walter, C.P.A., C.F.P, 48, is the Chief Financial Officer of BCB Community Bank and BCB Bancorp, Inc., a position he assumed at the time Pamrapo Bancorp, Inc. was acquired by BCB Bancorp, Inc. in July 2010. Prior to the merger, Mr. Walter had held a variety of senior positions with Pamrapo Bancorp, Inc., including Interim President and Chief Executive Officer from 2009 and prior thereto he served as Chief Financial Officer of Pamrapo Bancorp, Inc., and Pamrapo Savings Bank from 2001 to 2010. He previously served as Controller from 2000 to 2001 and Internal Auditor from 1988 to 2000 of Pamrapo Bancorp Inc., and Pamrapo Savings Bank. Mr. Walter was an active member on various committees, including, but not limited to the Investment, Asset/Liability, Asset Classification and Loan Review Committees with Pamrapo Bancorp Inc., and Pamrapo Savings Bank. Mr. Walter attended St. Peter’s Preparatory School and received a B.S. degree in Accounting from Montclair State University. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Walter currently serves on the finance committee of St. Peter’s Preparatory School.

Spencer B. Robbins, 59, is the managing member of the law firm Robbins & Robbins, Esqs., located in Woodbridge, New Jersey for the past 28 years. The firm specializes in civil litigation and is a full service firm. Mr. Robbins served as Chairman of the Board of Directors of Allegiance Community Bank until it merged with BCB Community Bank in 2011. Mr. Robbins also serves as the Chief Judge of Woodbridge Township Municipal Court and South Plainfield Municipal Court ans is a Judge in the Borough of Sayreville Municipal Court. Mr. Robbins is a principal in Dentaflix, LLC., a company involved in the repair of dental equipment on a national scale. He is also the managing member of Rags Development, LLC, and is associated with the Woodbridge Artisan Guild.

Gary S. Stetz, 49, is the managing partner for the accounting firm Stetz, Belgiovine and Manwarren, P.C., located in Montclair, New Jersey for the past 19 years. Mr. Stetz’ company services over 1,000 corporate clients with an emphasis on Accounting, Auditing, Review Compilation Service, Estate Planning, Litigation Support Services, Management Advisory Services, Tax Preparation and Compliance Services. Mr. Stetz is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and the National Society of Accountants and co-authored the book, “Project Management Accounting”. Mr. Stetz is a former Board member of Allegiance Community Bank, and presently serves on the Board for Partners For Women and Justice, Immaculate Conception High School in Montclair, New Jersey, and New Found Life. He is a graduate of Rutgers, Newark College of Arts & Sciences with degrees in Accounting and Finance, the University of Notre Dame with an MBA and Corpus Christi College in Oxford, England.

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Executive Officer who is not a Director

The following is biographical information regarding our executive officer of BCB Community Bank who is not a director. The named officer has held the indicated position for at least five years.

Amer Saleem, 57, is a Vice President of Commercial Lending of BCB Community Bank. Prior to joining BCB Community Bank in 2002, Mr. Saleem was an Assistant Vice President of Commercial Lending of 1st Constitution Bank, Cranbury, New Jersey. Mr. Saleem holds a B.A. degree in Economics, Diploma in Accounting from City of London Polytechnic, London, England and an M.B.A. degree in Finance from Long Island University, New York. Mr. Saleem has over 20 years of banking experience, specializing in commercial lending. Mr. Saleem is a member of the Officers’ Lending Committee.

Board Independence

The Board of Directors has determined that, except as to Messrs. Coughlin, Mindiak and Walter, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Messrs. Coughlin, Mindiak and Walter are not considered independent because they are executive officers of BCB Bancorp, Inc. and/or BCB Community Bank.

The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the NASDAQ Marketplace Rules, the SEC and the Internal Revenue Service. There were no transactions not required to be reported under “—Transactions With Certain Related Person” that were considered in determining the independence of our directors.

Board Leadership Structure and Risk Oversight

BCB Bancorp, Inc. has chosen to separate the principal executive officer and board chair positions in order to provide a higher degree of independence and transparency between the Board and management. This leadership structure of the Board has been in place since the inception of the BCB Bancorp, Inc. The Board believes that this leadership structure is most appropriate given the Board’s and BCB Bancorp, Inc.’s conservative risk profile and the Board’s role in monitoring the BCB Bancorp, Inc.’s execution of its business plan and the risk elements associated with such execution. The Board monitors the BCB Bancorp, Inc.’s risk by employing no less than five different departments, as well as independent companies to monitor and measure certain risk parameters of the BCB Bancorp, Inc. such as interest rate risk, credit risk, liquidity risk, compliance risk and concentration risk. Reports assessing the BCB Bancorp, Inc.’s risk are provided to management, and thereafter, management reports are prepared and provided to the appropriate directorial sub-committee, and ultimately to the entire Board. Given the independent roles both the Board and management have in monitoring BCB Bancorp, Inc.’s risk, BCB Bancorp, Inc. believes that its current leadership structure is well positioned to identify and mitigate these and other risks as they may arise.

Meetings and Committees of the Board of Directors

Our Board of Directors meets on a monthly basis and may hold additional special meetings. Our standing committees include the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. BCB Community Bank’s standing committees include an Asset/Liability Management Committee, a Loan Committee, an Investment Committee and a Budget Committee. During the year ended December 31, 2011, our board of directors held twenty-four regular meetings and four special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during fiscal 2011. During the year ended December 31, 2011, the board of directors of the Holding Company, BCB Bancorp, Inc., held twelve regular meetings and four special meetings. No director attended fewer than 75%, in the aggregate, of the total number of board meetings held and the total number of committee meetings in which he or she served during fiscal 2011. At last year’s annual meeting all directors were in attendance.

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The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Directors Ballance, Lyga and Hughes. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and this charter has been posted to our web-site at www.bcbcommunitybank.com. The charter has not been amended. The full board of directors, acting as the Nominating and Corporate Governance Committee met one time during 2011.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership;

•	to develop and recommend to the Board of Directors for its approval corporate governance guidelines; and

•	to develop and recommend to the Board of Directors for its approval a self-evaluation process for the Board of Directors and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If any member of the Board of Directors does not wish to continue in service, or if the Nominating and Corporate Governance Committee of the Board of Directors decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all board members. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given them the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with their responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interests of our shareholders as a group, and not primarily a special interest group or constituency.

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The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on our Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert.

Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process. While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominees personal character, community involvement and willingness to serve so that he or she can help further BCB Bancorp, Inc.’s and BCB Community Bank’s role as a community-based financial institution.

Procedures for the Shareholder Recommendations for the Nomination of Directors

Our Board of Directors has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our shareholders. Shareholders can submit the names of candidates for director by writing to our Corporate Secretary, at 104-110 Avenue C, Bayonne, New Jersey 07002. The Chairman of the Board must receive a submission not less than 90 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. If the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, the shareholder’s suggestion must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The submission must include the following information:

•	the name and address of the shareholder as they appear on our records, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and us;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2010 Annual Meeting of Shareholders.

We have no written procedural or informational requirements for the presentation of a shareholder nomination at the Annual Meeting of Shareholders. It is expected that any person making a shareholder nomination at the annual meeting will provide the information set forth above regarding themselves and the proposed nominee.

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Shareholder Communications with the Board

A shareholder who wants to communicate with our Board of Directors or with any individual director can write to our President and Chief Executive Officer, 104-110 Avenue C, Bayonne, New Jersey 07002, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Code of Ethics

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics has been filed as an exhibit to the Annual Report on Form 10-K.

The Audit Committee

The Audit Committee consists of directors Hogan, Bielan, Brogan, Hughes, Pasiechnik and Stetz. Each current member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public accountants to audit the annual financial statements;

•	in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of our financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

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The Audit Committee met twenty times during 2011. The Board of Directors has adopted a written charter for the Audit Committee and this charter has been posted to our website at www.bcbcommunitybank.com. The Audit Committee reports to the Board of Directors on its activities and findings. The Board of Directors believes that Mr. Hogan qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

Audit Committee Report

In accordance with SEC regulations, the Audit Committee has prepared the following report. As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2011;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the SEC. In addition, the Audit Committee approved the appointment of ParenteBeard LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012, subject to the ratification of the appointment by our shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee:

Mark D. Hogan, (Chairman)

Judith Q. Bielan

Joseph Brogan

Robert Hughes

Alexander Pasiechnik

Gary Stetz

___________________

The Audit Committee has approved a list of procedures for the engagement of outside auditors to perform non-audit tasks. The following services cannot be provided by the auditor: financial information systems design and implementation; internal audit outsourcing; appraisal or valuation services, fairness opinions, and contribution in kind reports; management functions or human resources; bookkeeping; broker or dealer or investment banking services; legal services unrelated to the audit; actuarial services; and services determined by the Audit Committee to be impermissible. All permissible non-audit services must be pre-approved by the Audit Committee. The authority to approve audit and non-audit services may be delegated by the committee to one or more of its members, provided that any delegated approvals must be reported to the full Audit Committee and all approvals of non-audit services will be disclosed in our periodic reports.

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Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Exchange Act. Executive officers, directors and 10% beneficial owners are required to file beneficial ownership reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner to file such forms on a timely basis. Based on our review of such ownership reports, we believe that no officer or director failed to timely file such ownership reports for the fiscal year ended December 31, 2011.

Compensation Committee

During the fiscal year ended December 31, 2011, the Compensation Committee, which consisted of Robert Ballance, Judith Q. Bielan, Joseph Brogan, Mark D. Hogan, Joseph Lyga and Alexander Pasiechnik, met three times to review the performance of the executive officers and determine compensation programs and adjustments. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Messrs. Mindiak, Coughlin and Walter do not participate in the Board of Directors determination of their respective compensation as executive officers The Board of Directors has adopted a written charter for the Compensation Committee and this charter has been posted to our web-site at www.bcbcommunitybank.com.

Roles and Responsibilities. The primary purpose of the Compensation Committee is to conduct reviews of our general executive compensation policies and strategies in order to oversee and evaluate our overall compensation structure and programs. Direct responsibilities include, but are not limited to:

•	Evaluating and approving goals and objectives relevant to compensation of the chief executive officer and other executive officers, and evaluating the performance of the executives in light of those goals and objectives;

•	Determining and approving the compensation level for the chief executive officer;

•	Determining and approving compensation levels of other key executive officers; and

•	Recommending to the Board compensation policies for outside directors.

The Compensation Committee approves the compensation paid to the Chief Executive Officer and our other executive officers. The performance of the Chief Executive Officer is reviewed annually by the Committee. The Chief Executive Officer presents annually to the Committee his assessment of the performance of the other executive officers and his recommendations for their salary adjustments and performance awards. The Committee exercises its discretion in determining the levels of compensation to be paid to those executives.

The Compensation Committee approves equity compensation awards to all our officers. The Committee has given the Chief Executive Officer the authority to determine the non-equity compensation of all of our officers other than those officers mentioned in the preceding paragraph.

Performance evaluations are generally measured on criteria applicable to us as a whole and to specific responsibilities of each executive. Criteria considered include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise and general management skills, and each executive’s contribution to our successful operation. These criteria are evaluated not only on current year performance, but also on the trend of performance over the past several years and within the context of unusual operating and performance issues. Also, taken into consideration are factors outside of the control of management, such as the state of the economy, the interest rate environment, regulatory mandates and competition.

Strict numerical formulas are not used to determine changes in compensation, instead, the factors as set forth above are utilized in the decision process.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee determines the salaries to be paid each year to the President and Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. None of the members of the Compensation Committee was an officer or employee of BCB Bancorp, Inc. or BCB Community Bank during the fiscal year ended December 31, 2011, or is a former officer of BCB Bancorp, Inc. or BCB Community Bank.

During the fiscal year ended December 31, 2011, (i) no executive of BCB Bancorp, Inc. or BCB Community Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of BCB Bancorp, Inc.; (ii) no executive officer of BCB Bancorp, Inc. or BCB Community Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of BCB Bancorp, Inc. and (iii) no executive officer of BCB Bancorp, Inc. or BCB Community Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of BCB Bancorp, Inc. or BCB Community Bank.

Compensation Discussion and Analysis

Compensation Objectives. Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objectives of our compensation program is to retain, motivate and reward employees and officers (including Named Executive Officers, as defined below) for performance, and to provide competitive compensation to attract talent to our organization. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers a range of compensation techniques as we seek to attract and retain key personnel.

We intend to base our compensation decisions on four basic principles:

•	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•	Aligning with Shareholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that contribute to our earnings within risk tolerance.

•	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

We believe that we can achieve the objectives of our compensation philosophy by implementing a compensation program that is competitive with our industry peers and creates appropriate incentives for our management team.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this section. These four executives are referred to in this discussion as “Named Executive Officers.”

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Name	Title

Donald Mindiak	President and Chief Executive Officer
Thomas M. Coughlin	Chief Operating Officer
Kenneth D. Walter	Chief Financial Officer
Amer Saleem	Vice President of Commercial Lending

Designing our Compensation Program. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of our organization. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers.

Other considerations influencing the design of our executive compensation program are:

➢	experience in the financial services industry that promotes the safe and sound operation of BCB Bancorp, Inc. and BCB Community Bank;

➢	experience and prior performance of our executives in successfully implementing and completing strategic goals;

➢	experience in all aspects of risk management;

➢	executives with sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;

➢	disciplined decision-making that respects our business plan but adapts quickly to change;

➢	the retention and development of incumbent executives who meet or exceed performance objectives, since recruiting executives can be expensive, unpredictable and may have a disruptive effect on our operations;

➢	the compensation and employment practices of our competitors within the financial services industry and elsewhere in the marketplace; and

➢	each executive’s individual performance and contribution in helping us achieve our corporate goals.

Role of the Compensation Committee and Certain Executive Officers. Our Compensation Committee and President and Chief Executive Officer have a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for overseeing and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and approves the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers each Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation and our financial condition and performance.

The President and Chief Executive Officer provides the Compensation Committee with input regarding our employee compensation philosophy, process and compensation decisions for employees other than himself. In addition to providing factual information such as company-wide performance on relevant measures, the President and Chief Executive Officer articulates senior management’s views on current compensation programs and processes, recommends relevant performance measures to be used for future evaluations and otherwise provides information to assist the Compensation Committee. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

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The President and Chief Executive Officer participates in Compensation Committee activities purely in an informational and advisory capacity and has no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer does not attend the portions of compensation committee meetings during which his performance is evaluated or his compensation is being determined. No executive officer other than the President and Chief Executive Officer attends the portions of compensation committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. In 2011, the Board of Directors in concert with the Compensation Committee did not engage the services of a Compensation Consultant.

Elements of Compensation. Our compensation program with respect to our Named Executive Officers primarily consists of the following:

➢	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for the executive’s position;

➢	non-equity bonus and incentive compensation which is determined by the Compensation Committee based on the satisfaction of company-wide and individually-based performance objectives;

➢	equity compensation based on awards of stock options, which provides the Named Executive Officers with incentive to work to maximize shareholder value;

➢	severance benefits payable pursuant to employment agreements with the Named Executive Officers;

➢	retirement benefits payable pursuant to our 401(k) plan; and

➢	health and welfare benefits.

The Compensation Committee seeks to create what it believes is the best mix of each element of compensation in delivering the Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when BCB Bancorp, Inc. or the Named Executive Officer is successful in ways that are aligned with and support BCB Bancorp, Inc.’s interests. The Compensation Committee reviewed compensation for the year ended December 31, 2011 for the Named Executive Officers relative to the competitive market and relative to results delivered on established objectives and performance criteria, and concluded that each Named Executive Officer’s compensation was consistent with market practice and was based on reasonable performance.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

➢	market data for peer institutions and direct competitors located in New Jersey and the northeast region;

➢	internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;

➢	individual performance of the executive;

➢	qualifications and experience of the executive; and

➢	our financial condition and results of operations, including tax and accounting impact of the base salaries.

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Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels after taking into account the considerations discussed above. Details regarding base salary are included in the Summary Compensation Table following this section. The Compensation Committee set the base salaries for Messrs. Mindiak, Coughlin, Walter and Saleem at $217,500, $195,000, $180,000 and $175,000 respectively, for 2011, based on the considerations set forth above.

Non-Equity Bonus and Incentive Compensation. The Compensation Committee has the authority to award discretionary bonus payments to the Named Executive Officers. For 2011, Messrs. Mindiak, Coughlin, Walter, and Saleem were each eligible to receive a bonus payment up to 50% of their base salary. The named executive officer’s bonus payment may be further increased if his performance exceeded all expectations and made a contribution to BCB Bancorp, Inc. and BCB Community Bank well beyond what was originally envisioned by the Compensation Committee.

While strict numerical formulas are not used to quantify the Named Executive Officers’ bonus payments, both company-wide and individually-based performance objectives are used by the Compensation Committee to determine bonus payments. Company-wide performance objectives focus on growth, expense control and asset quality, in particular the quality of our loan portfolio and positive results of our quality control audits, compliance audits and regulatory safety and soundness examinations. Such performance objectives are customarily used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Compensation Committee on an annual basis and also as a trend of performance measured over the prior three years. The Compensation Committee also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our primary market area.

Based on the foregoing, for 2011 Messrs. Mindiak, Coughlin, Walter and Saleem received bonus payments of $75,000, $80,000, $15,000 and $20,000 respectively, in recognition of their performance and efforts.

Equity Compensation. The Compensation Committee provides stock option awards to the Named Executive Officers to focus their attention on our sustained, long-term financial performance. A stock option award gives the recipient the right to purchase shares of our common stock at a specified price during a specified period of time. The Compensation Committee believes that stock option awards: (1) reward the Named Executive Officers for long-term, sustained performance and stock price growth; (2) align the Named Executive Officers’ interests with our shareholders through stock ownership; and (3) provide an incentive to the Named Executive Officers to remain employed with BCB Bancorp, Inc. and BCB Community Bank through the vesting periods of the stock option awards.

At our annual meeting of shareholders on April 28, 2011, our shareholders approved the BCB Bancorp, Inc., 2011 Stock Option Plan which allowed us to issue more stock option awards to further align the interests of our employees and directors with our shareholders. For 2011, Messrs. Mindiak, Coughlin and Walter were granted 5,000 stock option awards that vest at a rate of 10% per year, over ten years commencing on the first anniversary of the grant date. The Compensation Committee believes that a ten-year vesting schedule for the stock option awards will significantly focus the executive’s attention on the long-term performance of BCB Bancorp, Inc. and BCB Community Bank.

Severance Benefits. We maintain employment agreements with each of our Named Executive Officers, which provides them with severance payments in the event of their involuntary termination or constructive termination. In addition, the employment agreements provide payments to the Named Executive Officers in the event of a change in control of BCB Bancorp, Inc. or BCB Community Bank, which would be paid in lieu of any severance payments that are triggered as a result of their termination of employment thereafter. The employment agreements are designed to provide security for our Named Executive Officers and stability among our senior management team.

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In addition, we maintain executive agreements with our Named Executive Officers that will reimburse them for any tax liability that is incurred in the event any payments made in connection with a change in control trigger penalties under Sections 280G and 4999 of the Internal Revenue Code. The rationale of the executive agreements is to provide the Named Executive Officers with their intended change in control payments without any reduction for tax penalties related to the payments.

Please see “Executive Compensation- Employment Agreements” and “Executive Compensation-Executive Agreements” for a more thorough description of these agreements. Please also see “Executive Compensation - Termination Payment Table” for more information related to the payments that would be made under certain scenarios with respect to these agreements.

Retirement Plans. The Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other employees. Under the plan, each eligible employee is permitted to defer, on a pre-tax basis, up to 15% of his or her salary for retirement (subject to limitations under the Internal Revenue Code). We contribute an amount equal to 100% of the first 3% of an employees’ contribution and 50% of the next 2% of an employees’ contribution. We do not provide our employees, including the Named Executive Officers, with any non-qualified supplemental retirement benefits.

Health and Welfare Benefits. We provide group health, dental and vision insurance coverage to our employees, including the Named Executive Officers, with the employees being responsible for a portion of the premiums. The Compensation Committee believes these benefits are appropriate and assist the employees in fulfilling their employment obligations.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we intend to structure our compensation program in a tax efficient manner.

Risk Management. The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on BCB Bancorp, Inc. or BCB Community Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of BCB Bancorp, Inc. and BCB Community Bank.

The Compensation Committee regularly reviews our compensation program to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of BCB Bancorp, Inc. and BCB Community Bank. With respect our non-equity bonus compensation program, the Compensation Committee reviews and approves both the company-wide and individual performance objectives that are used to determine the bonus payments made to our employees. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, because the Compensation Committee evaluates the company-wide performance objectives as a trend of performance over the prior three years, the long-term financial performance of BCB Bancorp, Inc. and BCB Community Bank is directly correlated with the amount of bonus payments awarded to our employees.

Finally, by implementing our equity compensation program, the Compensation Committee has put more of our common stock into the hands of our employees which will align their interests with those of our shareholders, and in turn should contribute to long-term shareholder value and decrease the likelihood that they would take excessive risks that could threaten the value of their common stock received under our equity compensation program.

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Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the Compensation Committee

Mark D. Hogan

Robert Ballance

Judith Q. Bielan

Joseph Brogan

Joseph Lyga

Alexander Pasiechnik

Executive Compensation

Summary Compensation Table. The following table sets forth, for the years ended December 31, 2011, 2010 and 2009, certain information as to the total compensation paid to Donald Mindiak, who served as the principal executive officer of BCB Bancorp, Inc. and to Thomas Coughlin, who served as the principal operating officer of BCB Bancorp, Inc. and to the two other most highly compensated executive officers who received total compensation of at least $100,000 from BCB Bancorp, Inc. during the year ended December 31, 2011. Each of the individuals listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(3)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)(4)	Total ($)
Donald Mindiak President, Chief Executive Officer and Director	2011	217,500	75,000	—	7,450	—	—	18,014	317,964
	2010	186,905	140,000	—	—	—	—	13,894	340,799
	2009	160,680	70,000	—	—	—	—	13,427	244,107
Thomas M. Coughlin Chief Operating Officer and Director	2011	195,000	80,000	—	7,450	—	—	16,514	298,964
	2010	166,716	160,000	—	—	—	—	12,870	339,586
	2009	128,544	75,000	—	—	—	—	12,142	215,686
Kenneth D. Walter Chief Financial Officer and Director (1)	2011	180,000	15,000	—	7,450	—	—	30,877	233,327
	2010	180,000	15,000	—	—	—	—	1,938	196,938
Amer Saleem Vice President of Commercial Lending (2)	2011	175,000	20,000	—	—	—	—	7,776	202,776

(1)	Mr. Walter was hired as Chief Financial Officer of BCB Bancorp, Inc. and BCB Community Bank on July 6, 2010, and was not a named executive officer for 2009.
(2)	Mr. Saleem was not a named executive officer for 2010 and 2009.
(3)	Represents the grant date fair value of the stock option awards received by Messrs. Mindiak, Coughlin and Walter under the BCB Bancorp, Inc. 2011 Stock Option Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(4)	The amounts in this column reflect what we paid for, or reimbursed, the applicable named executive officer for the various benefits and perquisites received. A break-down of the various elements of compensation in this column for 2011 is set forth in the table provided below.

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All Other Compensation
Name	Year	Employer Contributions to 401(k) Plan ($)	Life Insurance ($)	Retainer ($)	Club Dues ($)	Total All Other Compensation ($)

Donald Mindiak	2011	8,700	1,314	8,000	—	18,014

Thomas M. Coughlin	2011	7,200	1,314	8,000	—	16,514

Kenneth D. Walter	2011	6,854	946	8,000	15,077	30,877

Amer Saleem	2011	6,462	1,314	—	—	7,776

Grants of Plan-Based Awards. The following table provides information for the year ended December 31, 2011 as to the grants of plan-based awards for our named executive officers

Grants of Plan-Based Awards
Name	Grant Date	All other option awards: number of securities underlying options (#)(1)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

Donald Mindiak	9/29/2011	5,000	8.93	7,450

Thomas M. Coughlin	9/29/2011	5,000	8.93	7,450

Kenneth D. Walter	9/29/2011	5,000	8.93	7,450

Amer Saleem	—	—	—	—

(1)	Stock option awards were granted under the BCB Bancorp, Inc. 2011 Stock Option Plan. The stock option awards vest ratably over 10 years beginning on September 29, 2012.

Benefit Plans

Employment Agreements. On July 6, 2010, BCB Community Bank entered into employment agreements with Messrs. Mindiak, Coughlin, Walter and Saleem. Each employment agreement has an initial term of three years, and will renew on a daily basis so that the remaining term is three years, unless notice of non-renewal is provided. Each employment agreement provides Messrs. Mindiak, Coughlin and Walter and Saleem with an annual base salary of $217,500, $195,000, $180,000 and $175,000 respectively, plus a discretionary bonus up to 50% of the executive’s annual salary in a performance bonus each year. The bonus may be further increased if the executive’s performance exceeded all expectations and made a contribution to BCB Bancorp, Inc. and BCB Community Bank well beyond what was originally envisioned by the Compensation Committee. Please see the “Compensation Discussion and Analysis” for further details regarding the methodology for determining discretionary bonus payments. In addition, Messrs. Mindiak, Coughlin, Walter and Saleem are entitled to participate in incentive compensation and bonus plan arrangements and employee benefit plans offered by BCB Community Bank, and will be reimbursed for business expenses incurred.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event the executive resigns during the term of the agreement for “good reason” (as defined therein), each executive will be entitled to a severance payment equal to three times the sum of his average base salary during the three years prior to termination and average rate of bonus awarded to him during the prior three years, payable in a single cash lump sum distribution. In addition, BCB Community Bank will continue to provide for 36 months, at BCB Community Bank’s expense, life insurance coverage and non-taxable medical and dental coverage substantially comparable to the coverage maintained for the executive prior to his termination date. Upon the occurrence of a change in control of BCB Bancorp, Inc. or BCB Community Bank, each executive will be entitled to receive a change in control payment equal to three times the sum of his average base salary during the three years prior to termination and average rate of bonus awarded to him during the prior three years, payable in a single cash lump sum distribution within 30 days following the change in control. The change in control payment would be made in lieu of any severance payments that are triggered under the employment agreement following a change in control.

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Upon termination of employment other than following a change in control, each executive agrees not to compete with BCB Bancorp or BCB Community Bank for one year following his termination within 25 miles of the locations in which BCB Bancorp or BCB Community Bank has business operations or has filed an application for regulatory approval to establish an office.

Executive Agreements. On December 10, 2008, BCB Bancorp and BCB Community Bank entered into an executive agreement with Messrs. Mindiak and Coughlin. In addition, on July 6, 2010, BCB Bancorp, Inc. and BCB Community Bank entered into an executive agreement with Messrs. Walter and Saleem. Under the executive agreements, in the event of a change in control of BCB Bancorp or BCB Community Bank, the executive would be entitled to a gross-up payment to cover applicable excise taxes, if any, on the compensation or benefits paid by BCB Bancorp or BCB Community Bank that are considered “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code such that the net amount retained by the executive after the deduction of the excise and other applicable taxes on the gross-up payment would equal the amount of compensation or benefits due to the executive.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to our outstanding equity awards as of December 31, 2011 for our named executive officers

Outstanding Equity Awards at Fiscal Year-End
	Option awards
Name	Number of securities underlying unexercised options (#) Exercisable		Number of securities underlying unexercised options (#)(1) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration Date
Donald Mindiak	9,783		—	—	5.29	7-8-2012
	14,580		—	—	9.34	8-14-2013
	11,406		—	—	11.84	8-11-2014
	—		5,000	—	8.93	9-29-2021
Thomas M. Coughlin	3,834		—	—	15.65	7-8-2012
	9,287		—	—	15.65	8-14-2013
	8,393		—	—	15.65	8-11-2014
	—		5,000	—	8.93	9-29-2021
Kenneth D. Walter	10,000	(2)	—	—	18.41	6-24-2013
	3,000	(2)	—	—	29.25	3-23-2015
	—		5,000	—	8.93	9-29-2021
Amer Saleem	513		—	—	10.18	10-31-2013
	300		—	—	15.60	12-21-2015
	3,906		—	—	11.84	8-11-2014

(1)	All stock options in this column vest at a rate of 10% per year, commencing on September 29, 2012.
(2)	The stock options were awarded to Mr. Walter under the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan .

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Options Exercised and Stock Vested. The following table sets forth information for the named executive officers with respect to option exercises during the year ended December 31, 2011.

Options Exercises
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

Donald Mindiak	1,311	14,356

Thomas M. Coughlin	—	—

Kenneth D. Walter	—	—

Amer Saleem	1,135	5,800

(1)	Represents the dollar amount realized upon exercise by determining the difference between the market price of BCB Bancorp, Inc. common stock on the date of exercise and the exercise price of the stock options.

Stock Benefit Plans

BCB Bancorp, Inc. Stock Option Plans. Outside directors and employees of BCB Bancorp, Inc., BCB Community Bank or their affiliates are eligible to participate and receive awards under the BCB Bancorp, Inc. 2011 Stock Option Plan (“2011 Stock Option Plan”), BCB Bancorp, Inc. 2003 Stock Option Plan (“2003 Stock Option Plan”) and the BCB Bancorp, Inc. 2002 Stock Option Plan (“2002 Stock Option Plan”). BCB Bancorp, Inc. reserved 900,000, 358,910 and 241,980 shares common stock to be issued pursuant to grants to stock option awards under the 2011 Stock Option Plan, 2003 Stock Option Plan and the 2002 Stock Option Plan, respectively. A stock option gives the recipient the right to purchase shares of common stock of BCB Bancorp, Inc. at a specified price during a specified period of time. Awards may be granted as either incentive or non-statutory stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock owned by the recipient.

Pamrapo Bancorp, Inc. 2003 Stock Based Incentive Plan. The Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan (“Pamrapo Stock Plan”) was adopted by Pamrapo Bancorp, Inc. in 2003 and was assumed by BCB Bancorp, Inc. on July 6, 2010 as a result of the merger between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. Following the completion of the merger, each option granted by Pamrapo Bancorp, Inc. to purchase shares of Pamrapo Bancorp, Inc. common stock was converted automatically into an option to purchase shares of BCB Bancorp, Inc. common stock. No additional equity awards have been issued by BCB Bancorp, Inc. under the Pamrapo Stock Plan. As of December 31, 2011 there are a total of 25,000 outstanding stock option awards under the Pamrapo Stock Plan, 13,000 of which have been issued to Mr. Walter. Each outstanding stock option award is fully vested and exercisable by the recipient.

Tax-Qualified Benefit Plans

401(k) Plan. BCB Community Bank maintains the BCB Community Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the plan upon completion of one year of service with BCB Community Bank. The Plan allows a participant to contribute, on a pre-tax basis, up to 15% of his or her annual salary, provided that the contribution does not exceed the maximum salary deferral contribution limit set forth by the Internal Revenue Service, which was $16,500 for 2011. In addition, BCB Community Bank may make (i) discretionary qualified non-elective contributions and/or (ii) discretionary matching contributions to the 401(k) plan, both of which will be allocated to a participant’s individual account based on the ratio his or her compensation bears to the total compensation of all participants. A participant is always 100% vested in his or her elective deferrals and the qualified non-elective contributions that were allocated to his or her account. BCB Community Bank’s profit-sharing contributions that were allocated to a participant’s account will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in the profit sharing contributions upon his or her death, disability, or attainment of age 65 while employed with BCB Community Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account on or after the normal retirement date (age 65) or upon termination of employment.

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Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of BCB Bancorp, Inc. common stock through the BCB Bancorp Stock Fund.

Potential Payments Upon Termination or Change in Control. The following table sets forth estimates of the amounts that would be payable to the named executive officers upon the executive’s voluntary resignation, normal retirement, involuntary termination without cause or resignation for “good reason,” termination of employment for “cause,” a change in control, death or disability, if such termination were effective as of December 31, 2011. Vested or accrued benefits under tax-qualified plans are disclosed elsewhere in the Annual Report on Form 10-K. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Voluntary Resignation ($)	Normal Retirement ($)	Involuntary Termination or Resignation for “Good Reason” ($)	Termination for Cause ($)	Change in Control ($)	Disability ($)(4)	Death ($)(5)
Donald Mindiak
Employment Agreement (1)	—	—	918,215	—	918,215	68,130	21,396
2011 Stock Option Plan (2)	—	—	—	—	5,800	5,800	5,800
Executive Agreement (3)	—	—	—	—	368,940	—	—

Thomas M. Coughlin
Employment Agreement (1)	—	—	830,412	—	830,412	25,152	7,070
2011 Stock Option Plan (2)	—	—	—	—	5,800	5,800	5,800
Executive Agreement (3)	—	—	—	—	339,555	—	—

Kenneth D. Walter
Employment Agreement (1)	—	—	847,026	—	847,026	67,026	21,396
2011 Stock Option Plan (2)	—	—	—	—	5,800	5,800	5,800
Executive Agreement (3)	—	—	—	—	373,373	—	—

Amer Saleem
Employment Agreement (1)	—	—	548,130	—	548,130	68,130	21,396
2011 Stock Option Plan (2)	—	—	—	—	—	—	—
Executive Agreement (3)	—	—	—	—	217,330	—	—

(1)	Reflects the sum of: (1) a cash payment equal to three times the executive’s average base salary and bonus paid to the executive in 2011, 2010 and 2009 (or 2011 and 2010 for Mr. Walter) and (2) the estimated employer cost of continued life, medical and dental insurance for 36 months.
(2)	Amount represents the difference between the fair market value of BCB Bancorp, Inc. common stock and the exercise price of the 5,000 stock options that become vested and exercisable as a result of the executive’s termination of employment due to death or disability or a change in control of BCB Bancorp, Inc. or BCB Community Bank. The fair market value of BCB Bancorp, Inc. common stock on December 31, 2011 was $10.09 and exercise price of each of the 5,000 stock options is $8.93.
(3)	In the event the total change in control payments include an “excess parachute payment” as defined under Section 280G of the Internal Revenue Code, the executive would be entitled to a tax gross-up payment to cover applicable excise taxes such that the net amount retained by the executive following the deduction of the excise tax and other applicable taxes on the gross-up payment would equal the total amount of change in control payments due to the executive.
(4)	Represents the employer cost of the executive’s continued life, medical and dental insurance for 36 months.
(5)	Represents the medical and dental benefits payable to the executive’s beneficiary (or beneficiaries) for 12 months.

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Director Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2011. Compensation paid to directors who are also named executive officers is reflected above in “Executive Compensation – Summary Compensation Table.”

Director Compensation
Name	Fees earned or paid in cash ($)(1)	Non-qualified deferred compensation earnings ($)	Stock Awards ($)	Option Awards ($)(2)(3)	All other compensation ($)(4)	Total ($)
Mark D. Hogan	63,700	—	—	7,450	13,285	84,435
Robert Ballance	63,900	—	—	7,450	—	71,350
Judith Q. Bielan	54,600	—	—	7,450	—	62,050
Joseph Brogan	64,300	—	—	7,450	—	71,750
James Collins	17,800	—	—	7,450	—	25,250
Robert Hughes	39,800	—	—	7,450	—	47,250
Joseph Lyga	65,200	—	—	7,450	—	72,650
Alexander Pasiechnik	67,500	—	—	7,450	—	74,950
Joseph Tagliareni(5)	55,100	—	—	7,450	—	62,250

(1)	Included in these totals are certain fees earned during the fourth quarter of 2011, but paid in 2012.
(2)	Represents the grant date fair value of the stock option awards received by each director under the BCB Bancorp, Inc. 2011 Stock Option Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). A discussion of the assumptions used in calculating the award values may be found in our consolidated financial statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(3)	As of December 31, 2011, each director has 5,000 outstanding unvested stock option awards that were issued pursuant to the 2011 Stock Option Plan. For a list of all other outstanding stock option awards that were issued to each director, please see the beneficial stock ownership table set forth above.
(4)	For Mr. Hogan, amount represents perquisites or personal benefits received in the form of a country club membership.
(5)	Mr. Tagliareni passed away on October 15, 2011, and therefore no longer serves on the Board of Directors of BCB Bancorp, Inc. or BCB Community Bank.

Director Fees

Members of the Board of Directors and the committees of BCB Bancorp, Inc. did not receive separate compensation for their service for the year ended December 31, 2011.

During the year ended December 31, 2011, members of the Board of Directors of BCB Community Bank received fees ranging from $25,250 to $84,435, where the fee amount was determined based on tenure and term of service. Members of the Board of Directors of BCB Community Bank who are also executive officers did not receive any fees for the year ended December 31, 2011.

Director Plans

Consulting Agreement. On August 30, 2010, BCB Bancorp, Inc. and BCB Community Bank entered into a consulting agreement with Mr. Collins. Mr. Collins provided consulting services to BCB Bancorp, Inc. and BCB Community Bank in order to assist with any personnel and business integration issues that may arise in connection with the merger with Pamrapo Bancorp, Inc., and also to advise BCB Community Bank’s loan department with respect to contacting existing or potential customers to develop new business. The consulting agreement expired on July 6, 2011. Under the consulting agreement, BCB Community Bank paid Mr. Collins a consulting fee of $160,000, payable consistent with terms agreed to by both parties. Mr. Collins will not be able to compete with BCB Bancorp, Inc. and BCB Community Bank within 25 miles of the locations in which BCB Bancorp, Inc. or BCB Community Bank has business operations or has filed an application for regulatory approval to establish an office. The non-competition covenant expires on July 6, 2012.

Stock Benefit Plans. Directors are eligible to participate in the 2011 Stock Option Plan, the 2003 Stock Option Plan and the 2002 Stock Option Plan. Please see the descriptions of each plan set forth above under “Executive Compensation – Stock Benefit Plans” for further details.

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Deferred Compensation Plan for Directors. The Board of Directors of BCB Community Bank adopted the 2005 Director Deferred Compensation Plan (the “2005 Deferred Plan”), which became effective on October 1, 2005. The 2005 Deferred Plan is designed to comply with the requirements of Section 409A of the Internal Revenue Code. All members of the Board of Directors of BCB Community Bank are eligible to participate in the plan. Pursuant to the 2005 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of the fees and retainers received for his or her service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed. BCB Community Bank credits the deferred amounts to a bookkeeping account. Interest is paid on such deferred amounts at a rate equal to the rate payable on BCB Community Bank’s highest paying time deposit, as determined as of the first day of each month, or as adjusted from time to time. BCB Community Bank may establish a rabbi trust to which BCB Community Bank may deposit such deferrals and interest, but such deposits shall remain subject to the claims of BCB Community Bank’s creditors.

A participant may make a deferral election during the first 30 days of becoming eligible to participate in the 2005 Deferred Plan with respect to amounts earned that year, specifying the amount deferred and the time and form of payment. Deferral amounts continue in effect until the participant files a notice of adjustment with BCB Community Bank. In addition, if the amount of director fees and/or retainers is increased, the participant may increase the amount of his or her deferral by filing a notice of adjustment with BCB Community Bank. Such adjustments take effect as of January 1 following the date the notice is given to BCB Community Bank. Such deferral election is irrevocable with respect to the calendar year for which it is filed, provided, however, that a participant may delay distributions or modify a previous deferral election if: (i) the new deferral election is not effective for 12 months, (ii) the original distribution date is at least 12 months from the date of the change in the election, and (iii) the new distribution date must be at least five years after the original distribution date.

Deferred fees will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service as a director of BCB Community Bank, if such date is earlier than his or her designated benefit age. Distributions may also be made earlier than the director’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code. At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

Related Party Transactions

BCB Community Bank leases its 860 Broadway branch office from a limited liability company owned by directors Hogan, Ballance, Bielan, Brogan, Collins, Coughlin, Lyga, Pasiechnik and former directors Pellegrini and Tagliareni. Based upon a market rental value appraisal obtained prior to entering into the lease agreement, we believe that the terms and conditions of the lease are comparable to terms that would have been available from a third party that was unaffiliated with BCB Community Bank. During 2011, total lease payments of $165,000 were made to the limited liability company. Payments under the lease currently total $13,750 per month. Each director and former director’s percentage ownership in the limited liability corporation is divided equally among 10 individuals.

Mr. Tagliareni, a former member of the Board of Directors, was President and Chief Executive Officer of J&J Printing. We paid J&J Printing $193,794 during 2011 for printing services.

Other than as described in the preceding two paragraphs, no directors, executive officers or immediate family members of such individuals have engaged in transactions with us involving more than $120,000 (other than through a loan) during the preceding year. In addition, no directors, executive officers or immediate family members of such individuals were involved in loans from us involving more than $120,000 which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons, and do not include more than the normal risk of collectability or present other unfavorable features.

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We require that any transaction in which a director, officer or a member of their immediate family has an interest, and in which BCB Community Bank is involved must be reviewed and approved by the Board of Directors. Any such transaction must be made on terms no less favorable to us than it would be if we entered into a similar relationship with an unaffiliated third party. Any lending relationship between a director, officer or a member of their immediate family and BCB Community Bank must be reviewed and approved by the Board of Directors. All such loans are made on substantially the same terms as loans to third parties, consistent with banking regulations governing the origination of loans to directors, officers and employees of BCB Community Bank. The entire board is responsible for overseeing the application of these policies and procedures, which are part of our written policies.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with the Federal Reserve Act regulations.

PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2011 was ParenteBeard LLC (“ParenteBeard”). The Audit Committee of the Board of Directors has approved the engagement of ParenteBeard to be our independent registered public accounting firm for the year ending December 31, 2012, subject to the ratification of the engagement by our shareholders at this annual meeting. Representatives of ParenteBeard are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of the independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in our best interests and the best interests of our shareholders.

Fees Paid to ParenteBeard

Set forth below is certain information concerning aggregate fees billed for professional services rendered by ParenteBeard during 2011 and 2010:

Audit Fees. The aggregate fees billed to us by ParenteBeard for professional services rendered for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $234,105 and $189,751 during the years ended December 31, 2011 and 2010, respectively.

Audit Related Fees. There were no fees billed to us by ParenteBeard for assurance and related services that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “—Audit Fees,” above for the years ended December 31, 2011and December 31, 2010.

Tax Fees. The aggregate fees billed to us by ParenteBeard for professional services rendered for tax compliance, tax advice and tax planning was $23,500 and $32,000 during the years ended December 31, 2011 and 2010, respectively. These services include the calculation of and preparation of all pertinent federal and state tax forms relative to us and our subsidiaries, and the maintenance of all applicable schedules and work papers relative to the same.

All Other Fees. An additional fee of $19,000 was billed to us by ParenteBeard during the year ended December 31, 2011 for services related to eXtensible Business Reporting Language (“XBRL”), compliance services. This service assisted BCB Bancorp, Inc. with filing its consolidated financial statements in accordance with the Securities and Exchange Commission’s final rule, “Interactive Data to Improve Financial Reporting”, effective April 13, 2009. There were no fees billed to us by ParenteBeard that are not described above during the year ended December 31, 2010.

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The Audit Committee has considered whether the provision of non-audit services, which relate primarily to costs incurred with the management consulting services rendered, is compatible with maintaining ParenteBeard’s independence. The Audit Committee concluded that performing such services does not affect ParenteBeard’s independence in performing its function as auditor for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of ParenteBeard as independent registered public accounting firm for the 2012 year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PARENTEBEARD LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer and our two other most highly compensated executive officers of the Company (“Named Executive Officers”) is described in “Executive Compensation.” Shareholders are urged to read the Executive Compensation section of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of BCB Bancorp, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Executive Compensation section of the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTIONS SET FORTH IN PROPOSAL III.

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PROPOSAL IV – ADVISORY VOTE ON THE FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY
VOTES

In accordance with recently adopted changes to Section 14A of the Exchange Act, we are providing a shareholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal Four above) this year and will do so at least once every three years thereafter. Pursuant to recently adopted changes to Section 14A of the Exchange Act, at the 2012 Annual Meeting, we are also asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board of Directors recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” shareholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted for the “One Year” frequency option.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO SELECT THE “ONE YEAR” FREQUENCY OPTION.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 104-110 Avenue C, Bayonne, New Jersey 07002, no later than November 23, 2012. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any other matter should properly come before the annual meeting, the Proxy Committee of the Board of Directors will have authority to vote its proxies in its discretion with respect to any matter as to which the Board of Directors is not notified at least five business days before the date of the Proxy Statement.

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MISCELLANEOUS/FINANCIAL STATEMENTS

We will bear the cost of solicitation of proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. Our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation.

A FORM 10-K CONTAINING FINANCIAL STATEMENTS AT AND FOR THE YEAR ENDED DECEMBER 31, 2011 IS BEING FURNISHED TO SHAREHOLDERS. THIS DOCUMENT CONSTITUTES OUR ANNUAL DISCLOSURE STATEMENT. COPIES OF ALL OF BCB BANCORP, INC.’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION’S WEB SITE (www.sec.gov), AND ARE AVAILABLE WITHOUT CHARGE BY WRITING TO BCB BANCORP, INC. AT 104-110 AVENUE C, BAYONNE, NEW JERSEY 07002, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark D. Hogan

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey
March 30, 2012

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PROXY CARD

REVOCABLE PROXY

BCB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 26, 2012

The undersigned hereby appoints the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Knights of Columbus, 669 Avenue C, Bayonne, New Jersey 07002 on April 26, 2012, at 10:00 a.m. eastern time. The Board of Directors are authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	WITHHOLD	FOR ALL EXCEPT

1.     The election as Directors of all nominees listed below each to serve for a three-year term:

Thomas Coughlin

Joseph Lyga

Alexander Pasiechnik

Spencer B. Robbins

Gary S. Stetz

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

_________________________________

_________________________________

	☐	☐	☐
	FOR	AGAINST	ABSTAIN

2. The approval of ParenteBeard LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2012.	☐	☐	☐

3. An advisory, non-binding resolution with respect to our executive compensation.	☐	☐	☐

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4. An advisory, non-binding vote with respect to the frequency of voting on our executive compensation.	☐	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3 and recommends that you vote for the “ONE YEAR” option in Proposal 4.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE AND THE “ONE YEAR” OPTION IN PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting and a Proxy Statement dated March 30, 2012 and the Annual Report on Form 10-K with audited financial statements.

	☐	Check Box if You Plan
Dated: _________________________		to Attend annual meeting

_______________________________		___________________________________
PRINT NAME OF SHAREHOLDER		PRINT NAME OF SHAREHOLDER

_______________________________		___________________________________
SIGNATURE OF SHAREHOLDER		SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.

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